EXHIBIT 99.5

                               3,072,779 UNITS

                        FIRST MONTAUK FINANCIAL CORP.

 EACH UNIT CONSISTS OF ONE CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANT,
           ONE CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANT, AND
             ONE CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANT

                          OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated _______________, 1997, (the "Prospectus"), and the Instructions for Use of Subscription Rights Certificates (the "Instructions") relating to the offering (the "Rights Offering') of up to 3,072,779 units (the "Units"), of First Montauk Financial Corp. (the "Company"), at a price of $.45 per Unit (the "Subscription Price") pursuant to non-transferable subscription rights ("Rights") initially distributed to holders of record of Common Stock, at the close of business on _____________, 1997 (the "Record Date"). The Rights are non-transferable.

     As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date. Every three Rights will entitle you to subscribe for and purchase from the Company one Unit (the "Basic Subscription Privilege") at the Subscription Price, as described in the Prospectus. You will also have the right (the "Oversubscription Privilege") to subscribe, at the Subscription Price, for additional Units available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Excess Units'), subject to proration and reduction as described in the Prospectus. If the number of Excess Units is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Units will be allocated pro rata (subject to the elimination of fractional Units) among those Rights Holders exercising the Oversubscription Privilege in proportion to the number of Units a Rights Holder has subscribed for pursuant to the Basic Subscription Privilege relative to the aggregate Units Rights Holders exercising the Oversubscription Privilege; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a lesser number of Excess Units than such Rights Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then the excess funds paid by the Rights Holder as the Subscription Price for Units not issued will be returned without interest or deduction.

     The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe


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for any Units pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

     Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Offering will expire at 5:00 p.m. Eastern time on ___________, 1997, unless extended by the Company, to a time not later than 5:00 p.m., Eastern time, ___________, 1997 (in either case, the "Expiration Time"). Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise Rights to purchase any Units to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached to this letter.

     IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, NORTH AMERICAN TRANSFER COMPANY, AT (516) 379-8501.

                                          Very truly yours,




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                                               EXHIBIT A TO LETTER FROM NOMINEES

                        FIRST MONTAUK FINANCIAL CORP.

                        INSTRUCTIONS TO NOMINEE HOLDER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

     This will instruct you whether to exercise Rights to purchase Units distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions.

1.  |_|   Please DO NOT EXERCISE RIGHTS for Units.

2.  |_| Please EXERCISE RIGHTS for Units set forth below:

        Number of Shares Owned:                 / 3 =                 Units (a).
                                ----------------      ---------------

        Basic Subscription Privilege:                  X $.45 = $          (b).
                                      ---------------            ---------
                                     (no. of Units)
        Oversubscription Privilege:                    X $.45 = $           (c).
                                     -----------------            ---------
                                      (no. of Units)

                  Total Payment Required                = $           (d).
                                                            ---------
      |_|   Payment in the following amount is enclose  = $           (e).
                                                            ---------

      |_| Please deduct payment from the following account maintained by you as follows:

            ---------------------               --------------------
               Type of Account                       Account No.

            Amount to be deducted:                   $ ___________ (f).

-----------------------------------

-----------------------------------

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          Signature(s)
Please type or print name(s) below

_________________________________         Date: _______________________

_________________________________